EXHIBIT 99.1
EDAC Technologies Acquires Accura Technics
- Acquisition Adds Breadth to Precision Grinder Product Line -
FARMINGTON, Conn., May 18, 2010 — EDAC Technologies Corporation (NASDAQ: EDAC), a diversified designer, manufacturer and servicer of precision components for aerospace and industrial applications, today announced the acquisition of Accura Technics, LLC, a privately-owned manufacturer of high-precision grinding and machining systems. Accura Technics is based in Keene, N.H.
Accura Technics specializes in computer numerical control (CNC) grinding systems used in the manufacturing of precisely engineered parts for a wide variety of applications.
The purchase price was approximately $300,000, with the potential for further payments based on the sales performance of the acquired product lines. Accura Technics’ sales in recent years has been as high as $1.6 million.
Dominick A. Pagano, President and Chief Executive Officer of EDAC Technologies, commented, “Accura Technics is an excellent complement to the Precision CNC Grinder product line we acquired through our purchase of Service Network Incorporated (SNI) in August 2009, and will expand the range of precision grinding applications we can serve. By putting our resources behind Accura Technics, we expect to be in a strong competitive position to win substantial new orders from customers in the automotive, bearing, tooling, and high precision specialty grinding industries.”
About EDAC Technologies Corporation
EDAC Technologies Corporation is a diversified manufacturing company serving the aerospace and industrial markets. In the aerospace sector, EDAC offers design and manufacturing services for commercial and military aircraft, in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines. Industrial applications include high-precision fixtures, gauges, dies and molds, as well as the design, manufacture and repair of precision spindles, which are an integral part of machine tools found in virtually every manufacturing environment. EDAC’s core competencies include extensive in-house design and engineering capabilities, and facilities equipped with the latest enabling machine tools and manufacturing technologies.
Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; including forward-looking statements regarding future profitability, expected sales and other matters that are subject to risks and uncertainties. The Company uses words such as “plans,” seeks,” “projects,” “expects,” “believes,” “may,” “anticipates,” “estimates,” “should,” and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company’s products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company’s competitors; and the Company’s ability to enter into satisfactory financing arrangements.

These and other factors are described in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.

CONTACTS:	EDAC Technologies Corporation Glenn L. Purple Vice President-Finance 860-677-2603 Comm-Counsellors, LLC Edward Nebb 203-972-8350 June Filingeri 203-972-0186
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